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EXHIBIT 4.4

        THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE OPTION AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE OPTION FOR A PERIOD OF ONE YEAR FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) MORGAN JOSEPH & CO. INC. ("MORGAN JOSEPH") OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF MORGAN JOSEPH OR OF ANY SUCH SELECTED DEALER.

        THIS PURCHASE OPTION IS NOT EXERCISABLE PRIOR TO THE LATER OF THE CONSUMMATION BY TALIERA CORPORATION ("COMPANY") OF A MERGER, CAPITAL STOCK EXCHANGE, ASSET OR STOCK ACQUISITION OR OTHER SIMILAR BUSINESS COMBINATION ("BUSINESS COMBINATION") (AS DESCRIBED MORE FULLY IN THE COMPANY'S REGISTRATION STATEMENT (DEFINED HEREIN)) OR                        , 2007. VOID AFTER 5:00 P.M. NEW YORK CITY LOCAL TIME,                         , 2010.

UNIT PURCHASE OPTION

FOR THE PURCHASE OF

550,000 UNITS

OF

TALIERA CORPORATION

1.    Purchase Option.

        THIS CERTIFIES THAT, in consideration of $100.00 duly paid to Taliera Corporation (the "Company") by or on behalf of Morgan Joseph & Co. Inc. or registered assigns ("Holder"), is entitled to at any time or from time to time upon the later of the consummation of a Business Combination or                            , 2007 ("Commencement Date"), and at or before 5:00 p.m., New York City local time,                 , 2010 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to Five Hundred Fifty Thousand (550,000) units ("Units") of the Company, each Unit consisting of one share of common stock of the Company, par value $0.0001 per share ("Common Stock"), and one warrant ("Warrant") expiring four years from the effective date ("Effective Date") of the registration statement ("Registration Statement") pursuant to which Units are offered for sale to the public ("Offering"). Each Warrant is the same as the warrants included in the Units being registered for sale to the public by way of the Registration Statement ("Public Warrants"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Option. This Purchase Option is initially exercisable at $10.00 per Unit so purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price per Unit and the number of Units (and shares of Common Stock and Warrants) to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2.    Exercise.

        2.1    Exercise Form.    In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price for the Units being purchased payable in cash or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., New York City local time, on the Expiration Date this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

        2.2    Legend.    Each certificate for the securities purchased under this Purchase Option shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended ("Act"):

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") OR APPLICABLE STATE LAW. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW."

        2.3    Cashless Exercise.

          2.3.1    Determination of Amount.    In lieu of the payment of the Exercise Price multiplied by the number of Units for which this Purchase Option is exercisable (and in lieu of being entitled to receive Common Stock and Warrants) in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Purchase Option into Units ("Cashless Exercise Right") as follows: upon exercise of the Cashless Exercise Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Units (or that number of shares of Common Stock and Warrants comprising that number of Units) equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Purchase Option being converted by (y) the "Current Market Value" (as defined below). The "Value" of the portion of the Purchase Option being converted shall equal the remainder derived from subtracting (a) (i) the Exercise Price multiplied by (ii) the number of Units underlying the portion of this Purchase Option being converted from (b) the Current Market Value of a Unit multiplied by the number of Units underlying the portion of the Purchase Option being converted. As used herein, the term "Current Market Value" per Unit at any date means: (A) in the event that neither the Units nor

  Public Warrants are still trading, the remainder derived from subtracting (x) the exercise price of the Warrants multiplied by the number of shares of Common Stock issuable upon exercise of the Warrants underlying one Unit from (y) (i) the Current Market Price of the Common Stock multiplied by (ii) the number of shares of Common Stock underlying one Unit, which shall include the shares of Common Stock underlying the Warrants included in such Unit; (B) in the event that the Units, Common Stock and Public Warrants are still trading, (i) if the Units are listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq SmallCap Market or NASD OTC Bulletin Board (or successor exchange), the last sale price of the Units in the principal trading market for the Units as reported by the exchange, Nasdaq or the NASD, as the case may be, on the last trading day preceding the date in question; or (ii) if the Units are not listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq SmallCap Market or the NASD OTC Bulletin Board (or successor exchange), but is traded in the residual over-the-counter market, the closing bid price for Units on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (C) in the event that the Units are not still trading but the Common Stock and Public Warrants underlying the Units are still trading, the Current Market Price of the Common Stock plus the product of (x) the Current Market Price of the Public Warrants and (y) the number of shares of Common Stock underlying the Warrants included in one Unit. The "Current Market Price" shall mean (i) if the Common Stock (or Public Warrants, as the case may be) is listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq SmallCap Market or NASD OTC Bulletin Board (or successor exchange), the last sale price of the Common Stock (or Public Warrants) in the principal trading market for the Common Stock as reported by the exchange, Nasdaq or the NASD, as the case may be, on the last trading day preceding the date in question; (ii) if the Common Stock (or Public Warrants, as the case may be) is not listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq SmallCap Market or the NASD OTC Bulletin Board (or successor exchange), but is traded in the residual over-the-counter market, the closing bid price for the Common Stock (or Public Warrants) on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith. In the event the Public Warrants have expired and are no longer exercisable, no "Value" shall be attributed to the Warrants underlying this Purchase Option. Additionally, in the event that this Purchase Option is exercised pursuant to this Section 2.3 and the Public Warrants are still trading, the "Value" shall be reduced by the difference between the Warrant Exercise Price and the exercise price of the Public Warrants multiplied by the number of Warrants underlying the Units included in the portion of this Purchase Option being converted.

          2.3.1    Mechanics of Cashless Exercise.    The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Purchase Option with the duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Units the Holder will purchase pursuant to such Cashless Exercise Right.

        2.4    No Obligation to Net Cash Settle.    Notwithstanding anything to the contrary contained in this Purchase Option, in no event will the Company be required to net cash settle the exercise of the Purchase Option or the Warrants underlying the Purchase Option. The holder of the Purchase Option and the Warrants underlying the Purchase Option will not be entitled to exercise the Purchase Option or the Warrants underlying such Purchase Option unless a registration statement is effective, or an exemption from the registration requirements is available at such time and, if the holder is not able to exercise the Purchase Option or underlying Warrants, the Purchase Option and/or the underlying Warrants, as applicable, will expire worthless.

3.    Transfer.

        3.1    General Restrictions.    The registered Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate this Purchase Option for a period of one year following the Effective Date to anyone other than (i) Morgan Joseph or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of Morgan Joseph or of any such selected dealer in accordance with the National Association of Securities Dealers, Inc. ("NASD") Conduct Rule 2710(g)(1). On and after the first anniversary of the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) business days transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

        3.2    Restrictions Imposed by the Act.    The securities evidenced by this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Ice Miller, LLP shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission") and compliance with applicable state securities law has been established.

4.    New Purchase Options to be Issued.

        4.1    Partial Exercise or Transfer.    Subject to the restrictions in Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

        4.2    Lost Certificate.    Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification and, if required by the Company, the posting of a bond, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.    Registration Rights.

        5.1    Definitions.    For purposes of this Purchase Option, the following terms shall have the meanings set forth below

          5.1.1    "Demand Registration" shall have the meaning set forth in Section 5.2.

          5.1.2    "Demanding Holders" shall mean, in connection with any Demand Registration or Piggyback Registration, the Eligible Holders whose Registrable Securities are included in such Registration.

          5.1.3    "Eligible Holder" shall mean a Holder of one of more of the Purchase Options, Units, Common Stock or Warrants included in the Units issued upon exercise of the Purchase Option, or Common Stock issued upon exercise of such Warrants, and "Eligible Holders" means the Holders of all of the Purchase Options, Units, Common Stock or Warrants issued upon exercise of the Purchase Options, or Common Stock issued upon exercise of such Warrants; provided, however, that "Eligible Holder" shall not include any person or entity that holds Common Stock acquired upon exercise of the Purchase Option or upon exercise of Warrants acquired upon exercise of such Purchase Option that has been acquired pursuant to a transfer pursuant to Rule 144 and that may be traded without restriction pursuant to Rule 144 or registered under the Securities Act (other than the registration statement pursuant to which the Purchase Option was registered).

          5.1.4    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          5.1.5    "Investor Securities" shall mean the securities eligible for registration pursuant to the Registration Rights Agreement.

          5.1.6    "Piggyback Registration" shall have the meaning set forth in Section 5.3.

          5.1.7    "Purchase Options" shall mean this Purchase Option and any other identical Purchase Options (other than the number of Units that may be acquired and the identity of the Holder) derived from this Purchase Option as a result of transfer of a portion of this Purchase Option.

          5.1.8    "Registrable Securities" shall mean the Common Stock included in the Units issuable upon exercise of the Purchase Options and the Common Stock issued or issuable upon exercise of the Warrants included in the Purchase Options, and all shares of Common Stock issued with respect to such securities as a result of any stock split or stock dividend; provided, however, that such shares of Common Stock shall cease to be Registrable Securities: (a) upon sale or transfer pursuant to an effective registration statement under the Securities Act; or (b) when all Registrable Shares held by an Eligible Holder can be sold or by the Eligible Holder under Rule 144 under the Securities Act within any three-month period.

          5.1.9    "Registration" shall mean a Demand Registration or a Piggyback Registration.

          5.1.10    "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of                        , 2006 between the Company and the initial investors in the Company.

          5.1.11    "Underwriting Agreement" shall mean that certain Underwriting Agreement dated                        , 2006 by and among the Company, on one hand, and Morgan Joseph and several other underwriters on the other hand.

        5.2    Demand Registration.

          5.2.1    Grant of Right.    The Company, upon written demand ("Initial Demand Notice") of the Holder(s) of at least 51% of the Purchase Options and/or the underlying Units and/or the underlying securities/Registrable Securities (as defined below) ("Majority Holders") at any time within the four year period commencing one year after the Effective Date, agrees to use its best efforts to register (the "Demand Registration") under the Act on one occasion, all or any portion of the Registrable Securities requested by the Majority Holders in the Initial Demand Notice and all of the securities underlying such Purchase Options, including the Units, Common Stock, the Warrants and the Common Stock underlying the Warrants (collectively, the "Registrable Securities"). On such occasion, the Company will use its best efforts to file a registration statement or a post-effective amendment to the Registration Statement covering the Registrable Securities within sixty (60) days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The demand for registration may be made at any time during a period of four (4) years beginning on the Effective Date. The Initial Demand Notice shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of the Purchase Options and/or Registrable Securities of the demand within ten (10) days from the date of the receipt of any such Initial Demand Notice. Each holder of Registrable Securities who wishes to include all or a portion of such holder's Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a "Demanding Holder") shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 5.2.4.

          5.2.2    Effective Registration.    A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such registration statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the registration statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering.

          5.2.3    Underwritten Offering.    If the Majority Holders so elect and such holders so advise the Company as part of the Initial Demand Notice, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Majority Holders.

          5.2.4    Reduction of Offering.    If the managing underwriter or underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the "Maximum Number of Shares"), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as "Pro Rata")) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities registrable pursuant to the terms of the Registration Rights Agreement between the Company and the initial investors in the Company, dated as of                            , 2006 (the "Registration Rights Agreement" and such registrable securities, the "Investor Securities") as to which "piggy-back" registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

          5.2.5    Withdrawal.    If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable

  Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the underwriter or underwriters of their request to withdraw prior to the effectiveness of the registration statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then the Company does not have to continue its obligations under Section 5.2 with respect to such proposed offering.

          5.2.6    Terms.    The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities, but the Holders shall pay any and all underwriting commissions. The Company agrees to use its reasonable best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to qualify to do business in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall use its best efforts to cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 5.2.1 to remain effective for a period of nine consecutive months from the effective date of such registration statement or post-effective amendment.

        5.3    Piggy-Back Registration.

          5.3.1    Piggy-Back Rights.    If at any time during the seven year period commencing on the Effective Date the Company proposes to file a registration statement under the Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 5.1), other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company's existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a "Piggy-Back Registration"). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

          5.3.2    Reduction of Offering.    If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 5.3, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

            (a)   If the registration is undertaken for the Company's account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities and Investor Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

            (b)   If the registration is a "demand" registration undertaken at the demand of holders of Investor Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares; and

            (c)   If the registration is a "demand" registration undertaken at the demand of persons other than either the holders of Registrable Securities or of Investor Securities, (A) first, the shares of Common Stock or other securities for the account of the

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UNIT PURCHASE OPTION FOR THE PURCHASE OF 550,000 UNITS OF TALIERA CORPORATION